Exhibit (4)
                                     [LOGO]
                               DIME BANCORP, INC.


                                             May 23, 2000

VIA CERTIFIED MAIL
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Fleet National Bank
(as successor in interest to The First National Bank of Boston)
150 Royall Street
Canton, MA  02021

Attention:  Shareholder Services Division

Ladies and Gentlemen:

         As required by the Stockholder Protection Rights Agreement, dated as of October 20, 1995, between Dime Bancorp, Inc. ("Dime") and The First National Bank of Boston (the "Rights Agreement"), we hereby notify you that, effective as of the end of business on June 23, 2000 and pursuant to Section 4.4 of the Rights Agreement, you are removed as the Rights Agent under the Rights Agreement and have no further rights or obligations under the Rights Agreement, other than those accrued through such date.

         We also notify you that The Dime Savings Bank of New York, FSB, 589 Fifth Avenue, New York, N.Y. 10017 ("Dime Savings") has been appointed, effective as of the end of business on June 23, 2000, as the successor Rights Agent under the Rights Agreement. We request that you deliver and transfer, as required under Section 4.4 of the Rights Agreement, all property, if any, held by you under the Rights Agreement to Dime Savings.

         Please sign the enclosed copy to acknowledge your receipt of this letter and return a signed copy to James E. Kelly, General Counsel, Dime Bancorp, Inc., 589 Fifth Avenue, 3rd Floor, New York, New York 10017.

                                         Very truly yours,

                                         DIME BANCORP, INC.


                                         By: /s/ Franklin L. Wright
                                             ----------------------
                                             Franklin L. Wright
                                             Executive Center Director and
                                             Investor Relations Executive

Acknowledged:
FLEET NATIONAL BANK


By:  /s/ Katherine S. Anderson
     -------------------------
     Name:   Katherine S. Anderson
     Title:  Managing Director